Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of Titan Machinery Inc. of our report dated April 23, 2008, relating to our audits of the financial statements of Titan Machinery Inc. as of January 31, 2008 and 2007, and for each of the years in the three year period ended January 31, 2008.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

May 2, 2008